===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          STORAGE COMPUTER CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                         STORAGE COMPUTER CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 7, 2002

To our Stockholders:

   The 2002 annual meeting of the stockholders of Storage Computer Corporation will be held at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire (Route 3, Exit 8) on Friday, June 7, 2002, beginning at 9:00 a.m. local time. At the meeting, the holders of common stock of the Company will act on the following matters:

       1. Election of six directors, each for a term of one year;

       2. Ratification of the appointment of the Company's independent accountants for 2002; and

       3. Any other matters that properly come before the meeting.

   All holders of record of Storage common stock (AMEX:SOS) at the close of business on April 15, 2002 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

                                          By order of the Board of Directors,

                                          PAUL J. AYOUB
                                          Secretary

April 25, 2002
Nashua, New Hampshire


                            YOUR VOTE IS IMPORTANT

  Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               TABLE OF CONTENTS

ABOUT THE MEETING..........................................................................  1
   What is the purpose of the annual meeting?..............................................  1
   Who is entitled to vote at the meeting?.................................................  1
   Who can attend the meeting?.............................................................  1
   What constitutes a quorum?..............................................................  1
   How do I vote?..........................................................................  2
   Can I change my vote after I return my proxy card?......................................  2
   What are the Board's recommendations?...................................................  2
   What vote is required to approve each proposal?.........................................  2
STOCK OWNERSHIP............................................................................  3
   Who are the largest owners of the Company's stock?......................................  3
   How much stock do the Company's directors and executive officers own?...................  4
   Section 16(a) Beneficial Ownership Reporting Compliance.................................  5
PROPOSAL NO. 1--ELECTION OF DIRECTORS......................................................  6
   How are the directors compensated?......................................................  7
   How often did the Board meet during fiscal 2001?........................................  8
   What committees has the Board established?..............................................  8
   Certain Relationships and Related Transactions..........................................  8
   Report of the Audit Committee...........................................................  9
   Executive Compensation.................................................................. 11
   What is the Company's philosophy for executive compensation?............................ 11
EXECUTIVE COMPENSATION..................................................................... 13
   Summary Compensation Table.............................................................. 13
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table. 14
   Option/SAR Grants in Last Fiscal Year Table............................................. 14
COMPARISON OF FIVE YEAR CUMULATIVE RETURN STOCK PERFORMANCE GRAPH.......................... 15
PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF AUDITORS.................................... 16
   Audit Fees.............................................................................. 16
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS........................................... 16
OTHER MATTERS.............................................................................. 16

                         STORAGE COMPUTER CORPORATION

                              11 Riverside Street
                          Nashua, New Hampshire 03062

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This proxy statement contains information relating to the annual meeting of stockholders of Storage Computer Corporation to be held on Friday June 7, 2002, beginning at 9:00 a.m., at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any postponements or adjournments thereof.

   The Company is mailing this proxy statement, the accompanying proxy card and Annual Report on Form 10-K to the holders of record of the Company's outstanding shares of common stock commencing on or about April 26, 2002. The Board of Directors of the Company is soliciting the accompanying proxy for use at the annual meeting. The Company will bear the cost of solicitation of proxies. Directors, officers and employees may assist in the solicitation of proxies, in person or otherwise, without additional compensation.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

   At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of the Company's independent accountants. In addition, management will report on the performance of the Company during fiscal 2001 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

   Only stockholders of record at the close of business on April 15, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

Who can attend the meeting?

   All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Company's common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 19,201,667 shares of the Company's common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 9,600,834 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

   If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

   Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote: for election of the nominated slate of directors (see page 6); and for ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 2002 (see page 16).

   With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

   Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

   Other Items. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

   If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

   The following table lists the 5% beneficial owners of the Company's common stock, par value $0.001 per share as of April 15, 2002.

                                              Shares of Common Stock
                                                Beneficially Owned
                                              ---------------------
             5% Stockholders                    Number       Percent
             ---------------                  ---------      -------
             Theodore J. Goodlander..........  4,374,759(1)   22.78%
             c/o Storage Computer Corporation
             11 Riverside Street
             Nashua, New Hampshire 03062
             Theodore Jay Goodlander II Trust  1,305,086(2)    6.80%
             Paige Boer, Trustee
             c/o Storage Computer Corporation
             11 Riverside Street
             Nashua, New Hampshire 03062
             Jeanne McCready, Trustee........  2,467,500(3)   12.85%
             c/o Storage Computer Corporation
             11 Riverside Street
             Nashua, New Hampshire 03062

--------
(1) Does not include 3,728,586 shares of common stock held by the Goodlander children's trusts established for the exclusive benefit of Mr. Goodlander's children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership. Includes 274,725 shares of common stock issuable upon conversion of 10,000 shares of Series A 8% Convertible Preferred Stock (assuming a then current market price of $5.60 per share of common stock used to calculate the number of shares to be converted) and 44,000 shares of common stock issuable upon exercise of a Stock Purchase Warrant at $8.6625 per share.
(2) Includes 415,059 shares of common stock issued upon conversion of 10,000 shares of Series A 8% Convertible Preferred Stock and 44,000 shares of common stock issuable upon exercise of a Stock Purchase Warrant at $8.6625 per share.
(3) Jeanne McCready is the Trustee of three separate trusts established for each of the following of Mr. Goodlander's minor children: Christine Marian Goodlander, Margaret Vivian Goodlander and John Samuel Goodlander.

How much stock do the Company's directors and executive officers own?

   The following table shows the amount of the Company's common stock (SOS) beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise indicated, all information is as of April 15, 2002.

                                                            Shares of Common Stock
                                                              Beneficially Owned
                                                            ---------------------
Directors and Officers                                        Number       Percent
----------------------                                      ---------      -------
Theodore J. Goodlander.....................................  4,374,759(1)   22.78%
Chief Executive Officer
Chairman of the Board of Directors
Steven Chen................................................     30,000(2)       *
Director
Edward A. Gardner..........................................    337,200(3)    1.73%
President and Director
Peter N. Hood..............................................     27,004(4)       *
Chief Financial Officer
Roger E. Gauld, Director...................................     15,500(5)       *
(Chairman Audit Committee)
John Thonet................................................    400,802(6)    2.09%
Chief Operating Officer and Director
Thomas A. Wooters..........................................      4,028(7)       *
Director
All directors and executive officers as a group (7 persons)  5,211,793(8)   26.68%

--------
 * less than 1%.
(1) Does not include 3,728,586 shares of common stock held by the Goodlander children's trusts established for the exclusive benefit of Mr. Goodlander's children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership. Includes 274,725 shares of common stock issuable upon conversion of 10,000 shares of Series A 8% Convertible Preferred Stock (assuming a then current market price of $5.60 per share of common stock used to calculate the number of shares to be converted) and 44,000 shares of common stock issuable upon exercise of a Stock Purchase Warrant at $8.6625 per share.
(2) Includes 30,000 shares of common stock issuable upon the exercise of options granted under the Company's 1994 Amended and Restated Stock Incentive Plan.
(3) Includes 330,000 shares of common stock issuable upon the exercise of options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan.
(4) Includes 25,000 shares of common stock issuable upon the exercise of options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan. Excludes 75,000 shares of common stock issuable upon the exercise of options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan, which are not currently exercisable.
(5) Includes 7,500 shares of common stock issuable upon the exercise of options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan. Excludes 27,500 shares of common stock issuable upon the exercise of options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan, which are not currently exercisable.
(6) Includes 391,802 shares issued upon the acquisition of CyberStorage Systems Corporation and excludes 125,000 shares of common stock issuable upon the exercise of options pursuant to the Company's 1999 Stock Incentive Plan, which are not currently exercisable.

(7) Excludes 30,000 shares of common stock issuable upon the exercise of options granted under the Company's 1999 Stock Incentive Plan, which are not currently exercisable.
(8) See footnotes (1) through (7) above.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The Board of Directors of the Company has nominated the following persons for election as directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Steve S. Chen, Edward A. Gardner, Roger E. Gauld, Theodore J. Goodlander, John Thonet and Thomas A. Wooters. The proxies solicited by the Board of Directors will be voted in favor of the six (6) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board. There are no family relationships between any directors or executive officers of the Company. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

   THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

   The directors standing for election are:

THEODORE J. GOODLANDER
Director since July 1991

   Mr. Goodlander, 58, founded the Company and has been Chairman of the Board of Directors, Chief Executive Officer since the Company's inception. Until May 8, 2000, Mr. Goodlander served as the Company's President. Mr. Goodlander served as President of Cab-Tek, Inc., a computer accessories manufacturing company, from 1981 to 1991. From 1978 to 1981, he was a private investor, and from 1968 to 1978 Mr. Goodlander held various management positions at Wang Laboratories, Inc., including Vice President International and Far East Marketing Manager. Mr. Goodlander attended Syracuse University and is a graduate of the Program for Management Development at Harvard Business School.

STEVEN CHEN
Director since May 1996

   Mr. Chen, 56, has been the Chairman and Chief Executive Officer of ASP Engines, Inc. since 1998. During 1996 and 1997, Mr. Chen was the Executive Vice President and Chief Technology Officer of Sequent Computer Systems, Inc. Prior to 1996, Mr. Chen was the founder and Senior Vice President of Chen Systems, Inc., a high performance computer server manufacturer, which was acquired by Sequent Computer Systems, Inc. in 1996. Prior to that, Mr. Chen founded Supercomputing Systems, Inc., with partial funding from IBM. He had previously been Senior Vice President of Cray Research, with responsibility for development of the Cray XMP and YMP Supercomputers.

EDWARD A. GARDNER
Director since May 2000

   Mr. Gardner, 55, has been the President, Chief Operating Officer since May 8, 2000. He served as Chief Executive Officer and a director of Hampshire Hospitality Holdings, Inc., a company that owns and operates businesses in the hospitality and tourism industry from 1992 to 2000. From 1983 to 1992, Mr. Gardner held various positions, including president, of a national industrial gas and welding supply company. Previously, he served as controller for Fidelity Management and Research Company and was a certified public accountant while at the accounting firm of Deloitte and Touche (formerly Haskins and Sells). Mr. Gardner received his business degree from Northeastern University and a masters degree from Suffolk University.

ROGER E. GAULD
Director since May 2000

   Mr. Gauld, 55, has since 1995 also been a director and Chief Financial Officer of Hampshire Holdings, Inc. Mr. Gauld was previously co-founder and Chief Financial Officer of several manufacturing and distribution firms. From 1993 to 1995, he was Chief Financial Officer of Phoenix Custom Molders, Inc. Earlier, he was founder and President of The Phoenix Consulting Group, Inc., which specialized in financial planning and controls, risk management, data processing, mergers and acquisitions. In addition, he is a certified public accountant, served as an audit manager with Ernst & Young (formerly Arthur Young) and was an officer in the U.S. Army for four years.

JOHN THONET
Director since September 2000

   Mr. Thonet, 55, has been Chief Operating Officer of the Company since September 2000. From February 1998 until September 2000, he co-founded, and was Chairman and Chief Executive Officer of CyberStorage Systems Corporation that was acquired by the Company. Additionally, from 1994 through 1998, Mr. Thonet also served as President and CEO of International HiTech Partners, Inc. a provider of mission critical solutions to Eastern Europe. From 1992 to 1994 he served as President and General Manager of Pomona J/V a subsidiary of Golodetz Trading Corp. Prior to that Mr. Thonet held international sales executive positions with Sequoia Systems where his focus was on market development and strategic alliances resulting in opening new territories and technology transfers with companies such as Samsung, Toshiba, and Sumitomo.

THOMAS A. WOOTERS
Director since July 2001

   Mr. Wooters, 61, has practiced law with the firm of Sullivan & Worcester LLP in Boston, MA since June 1999. Prior to that, he was with the firm of Peabody & Arnold LLP, Boston, MA for more than five years. He has practiced law for more than 35 years, representing public and private companies and investors in such companies in a range of businesses including software, computer subsystems, biotechnology, communications and leading edge metallurgy.

   All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the Board's discretion.

Other Executive Officers

   Peter N. Hood, 61, has been the Company's Chief Financial Officer since May 16, 2000. Mr. Hood was previously owner and Chief Executive Officer of Phoenix Custom Molders, Inc., a custom manufacturer of plastic parts from 1993 to 2000. He was also co-founder and Vice President of Phoenix Distributors, Inc., a business involved in consolidating independent distributors of industrial, gas and welding supplies from 1985 to 1993. From 1965 to 1985, he was with the accounting firm of Ernst & Young, becoming a partner in 1976. He received his business degree from Northeastern University and is a certified public accountant.

How are the directors compensated?

   Members of the Board of Directors do not receive any cash compensation for their service on the Board of Directors but are entitled to reimbursement of expenses related to attending Board of Directors meetings. The Company has compensated its directors who are not employees through the grant of stock options. Upon initial appointment, each of Messrs. Chen, Gardner, Gauld and Wooters, was granted an option to purchase 30,000 shares of common stock at the fair market value on the date of grant. Directors who are employees of the Company are not paid any additional compensation for serving as directors, except for the grant to Mr. Gardner to purchase 30,000 shares as described above.

How often did the Board meet during fiscal 2001?

   The Board met 6 times during 2001, including through four telephone conferences. Each director attended at least 75% of the meetings of the Board and Committees on which he served, except for Mr. Chen, who due to scheduling conflicts attended less than 75% of such meetings.

What committees has the Board established?

   The Board of Directors has standing Audit and Compensation Committees.

   Compensation Committee. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company. It met twice during 2001. Its current members are Theodore J. Goodlander, Steven Chen, Edward A. Gardner, Roger E. Gauld, John Thonet and Thomas A. Wooters.

   Audit Committee. The Board also has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. It met twice during 2001. Its current members are Roger
E. Gauld (currently chairman of the Audit Committee), Theodore J. Goodlander, Steven Chen and Thomas A. Wooters.

Certain Relationships and Related Transactions

   Kristiania Corp. The Company currently leases, as a tenant under a triple-net lease, a 35,000 sq. ft. facility that is occupied by its light manufacturing, research and development and office operations in Nashua, New Hampshire. The lease is with an affiliated entity owned by Mr. Goodlander and Mr. Goodlander's children. The Company paid annual rentals of $224,800, $225,600 and $300,000 in 1999, 2000 and 2001, respectively.

   Related Party Debt. Since the inception of the Company, Mr. Goodlander has made cash loans to the Company. The aggregate amount owing to Mr. Goodlander, at the end of fiscal years 1999, 2000 and 2001 was $810,000, $810,000 and $810,000, respectively. The debt is unsecured, and $710,000 bears annual interest at prime plus 1% and $100,000 bears annual interest at 6%. This debt was formerly subordinated to the former bank demand line of credit for the Company. (See below for subsequent event.)

   In 2001 the Company's Board of Director's approved a temporary advance to the Chief Executive Officer of up to $1,750,000 with interest at prime plus 1%. An advance and accrued interest of $1,176,804 was outstanding at December 31, 2001. In January 2002, the advance was repaid in full with $1,000,000 in cash and the remaining balance was offset against the outstanding loan and accrued interest due to Mr. Goodlander from the Company. This reduced the loan due to him by $41,287 leaving $768,713 of the $810,000 loan outstanding at December 31, 2001, remaining to be paid as of April 15, 2002.

   Stock Purchase Loans. In August 2001, the Company's Board of Directors approved the issuance of advances secured by demand notes receivable with interest at prime plus 1% to Messrs. Gauld, Gardner, Hood and Thonet, for the purpose of purchasing the Company's common stock in the public market. Demand notes receivable and accrued interest thereon totaling $126,178 were outstanding at December 31, 2001, with no single executive officer or director having more than $50,000 outstanding.

                         Report of the Audit Committee

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

   During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee that was approved by the full Board on June 9, 2000, and amended by the full Board on August 7, 2000. The complete text of the Audit Committee's new charter, which reflects the standards set forth in new SEC regulations and the American Stock Exchange Rules, is reproduced in the appendix to the 2001 proxy statement. As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  . first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

  . second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  . third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the activities and recommendations of the Company's internal auditing program.

   The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met two times during fiscal 2001.

   In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   The Board of Directors determined that the inclusion of Mr. Goodlander, who is not an independent director because he is an executive officer of the Company, is in the best interests of the Company and its stockholders. Mr. Goodlander has an intimate knowledge both of financial practices in the industry and those of the Company. This knowledge is important to the proper functioning of the Audit Committee.

   With respect to the Company's outside auditors, the Committee, among other things, discussed with BDO Seidman, LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

   On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

   Members of the Audit Committee:

      Steven Chen (Independent)
      Roger E. Gauld, CPA* (Independent)
      Thomas A. Wooters, Esq. (Independent)
      Theodore J. Goodlander (Non-independent, Company Chief Executive Officer and Chairman of the Board of Directors)
--------
* Denotes Chairman of the Audit Committee.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

   The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2001.

What is the Company's philosophy for executive compensation?

   The Company's compensation program for executive consists of two key elements:

  .   a base salary; and

  .   periodic grants of stock options.

   Base Salary. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability, taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole.

   Annual Bonus Compensation. Over the past five years, the Company has generally not awarded cash bonuses to its executive officers.

   Long Term Incentives. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the President and other executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance. The Compensation Committee believes that the long-term incentives awarded by the Company in fiscal 1996 and 1997 were generally below the levels found at comparable companies. In fiscal 1998, 1999, 2000 and 2001, the Company made awards to middle and upper level managers in an effort to improve this aspect of the Company's compensation program and will continue to monitor this aspect of compensation.

   The Compensation Committee is aware that the Company's grants of stock options are less frequent and smaller in size than the grants of many comparable companies, although the Board believes that the overall mix of compensation components has been adequate. The Compensation Committee believes that this aspect of compensation must receive more emphasis in the future to assure that all of the Company's key employees continue to focus on the profitability of the Company and, thus, the interests of the Company's stockholders.

   During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies that govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

   The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders' interests. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company's profitability.

   The Compensation Committee determines the compensation of the executive officers of the Company and sets policies for and reviews the compensation awarded to the other officers of the Company. This is designed to ensure consistency throughout the officer compensation programs. In reviewing the individual performances of the executive officers (other than the Chief Executive Officer and President) the Compensation Committee takes into account the views of the Chief Executive Officer and the President. In fiscal 2001, the Compensation Committee determined the base salary for executive officers, other than for the Chief Executive Officer and the President, based largely on recommendations by the Company's Chief Executive Officer and President.

   The Compensation Committee expects to review annually the annual and long-term compensation of all the Company's executives and employees to assure that all of the Company's executives and employees continue to be properly motivated to serve the interests of the Company's stockholders.

   Chief Executive Officer Compensation. After consideration and comparisons of other industry executives, the Compensation Committee continued the annual salary level of the Company's Chief Executive Officer, Mr. Goodlander, at $200,000 during the 2001 fiscal year.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended on the last day of December for 2001, 2000 and 1999, respectively, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such year (collectively, the "Named Executive Officers"):

                                        Annual Compensation         Long Term Compensation
                                   ------------------------------ --------------------------
                            Fiscal                   Other Annual    Awards      All Other
                             Year   Salary     Bonus Compensation  Securities   Compensation
Name and Principal Position  (1)      $          $      ($)(2)     Underlying      ($)(2)
--------------------------- ------ --------    ----- ------------ Stock Options ------------
  Theodore J. Goodlander...  2001  $200,000     --        --              --         --
  Chief Executive Officer    2000  $ 75,000     --        --              --         --
  Chairman of the Board      1999  $ 93,750     --        --              --         --
  Edward A. Gardner,.......  2001  $175,000     --        --         100,000(3)      --
  President                  2000  $ 50,000(3)  --        --         230,000(3)      --
   (as of May 8, 2000)       1999  $      0     --        --              --         --
  Peter N. Hood............  2001  $130,000     --        --              --         --
  Chief Financial Officer    2000  $ 62,500(4)  --        --         100,000(4)      --
   (as of May 8, 2000)       1999  $      0     --        --              --         --
  John Thonet(5)...........  2001  $130,000     --        --              --         --
  Chief Operating Officer    2000  $ 37,916(5)  --        --         125,000(5)      --
  (as of Sept. 15, 2000)     1999  $      0     --        --              --         --
  Keith C. Perry...........  2001  $      0     --        --              --         --
  Senior Vice President      2000  $      0     --        --              --         --
   Sales/ Marketing          1999  $125,000(6)  --        --          75,000(6)      --

--------
(1) The Company's fiscal year ends on the last day of December.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the fiscal year ended December 31, 2001.
(3) As of May 8, 2000, Mr. Gardner was granted options to purchase 230,000 shares of the Company's common stock at $6.625 per share. The amount of compensation shown reflects a partial year in 2000. Additionally, Mr. Gardner was granted 100,000 options to purchase shares at $3.91 per share in November 2001.
(4) As of May 8, 2000, Mr. Hood was granted options to purchase 30,000 shares of the Company's common stock at $6.625 per share. Additionally, Mr. Hood was granted 70,000 options to purchase shares at $4.00 per share in December, 2000. The amount of compensation shown reflects a partial year in 2000.
(5) Mr. Thonet joined the Company in September 2000. The amount of compensation shown reflects a partial year in 2000 and includes 125,000 options at $12.13 per share.
(6) Mr. Perry joined the Company in September 1998 and resigned in October 1999. The amounts shown reflect compensation for the partial year 1999.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

   The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2001:

  Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                    Values

                            Number Of Securities
                           Underlying Unexercised   Value Of Unexercised In-The-Money
                           Options At Year-End(1)        Options At Year-End(2)
                          ------------------------- ---------------------------------
  Name                    Exercisable Unexercisable Exercisable         Unexercisable
  ----                    ----------- ------------- -----------         -------------
  Theodore J. Goodlander.         0           0             0                    0
  Peter N. Hood(3).......    25,000      75,000      $ 26,600             $156,800
  Edward A. Gardner(4)...   330,000           0      $249,000                    0
  John Thonet(5).........    31,250      93,750             0                    0

--------
(1) No options were exercised during the year ended December 31, 2001 by the Named Executive Officers.
(2) Based on the difference between closing price of the underlying shares of common stock on December 31, 2001 as reported by the American Stock Exchange ($6.40) and various option exercise prices.
(3) Mr. Hood was granted 30,000 options to purchase shares of the Company's common stock in May, 2000, exercisable at $6.625 per share and was granted 70,000 options to purchase shares of the Company's common stock in December 2000, exercisable at $4.00 per share.
(4) Mr. Gardner was granted 230,000 options to purchase shares of the Company's common stock in May, 2000, exercisable at $6.625 per share and was granted 100,000 options to purchase shares of the Company's common stock in November 2001, exercisable at $3.91 per share.
(5) Mr. Thonet was granted 125,000 options to purchase shares of the Company's common stock in September 2000, exercisable at $12.13 per share.

                  Option/SAR Grants in Last Fiscal Year Table

                                Individual Grants
                  ---------------------------------------------
                                                                 Potential Realizable   Alternate
                                Percent Or                      Value at Assumed Annual  To (1)
                   Number of      Total                          Rates of Stock Price   And (2):
                   Securities  Options/SARs Exercise            Appreciation for Option   Grant
                   Underlying   Granted To  of Base                      Term             Date
                  Options/SARs Employees In  Price   Expiration -----------------------  Present
Name              Granted (#)  Fiscal Year   ($/Sh)     Date    5% ($) (1)  10% ($) (2)  Value $
----              ------------ ------------ -------- ---------- ----------  ----------- ---------
Edward A. Gardner   100,000        8.91%     $3.91    11/21/11   $245,898    $623,153      N/A
 President

--------
(1) The potential realizable value of the grant of options or free standing SARs, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option or SAR at the annual rate of 5%.
(2) The potential realizable value of grant of options or free standing SARs, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option or SAR term at the annual rate of 10%.

   The Compensation Committee

      Theodore J. Goodlander
      Steven Chen
      Edward A. Gardner
      Roger A. Gauld
      John Thonet
      Thomas A. Wooters

COMPARISON OF FIVE YEAR CUMULATIVE RETURN STOCK PERFORMANCE GRAPH

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

             AMONG STORAGE COMPUTER CORPORATION, THE S&P 500 INDEX

                               AND A PEER GROUP

                     [CHART]

       STORAGE COMPUTER CORP.    S&P 500    PEER GROUP
       ----------------------   --------    ----------
12/96        100.00              100.00       100.00
12/97         47.62              133.36       145.37
12/98         25.24              171.47        60.59
12/99         38.10              207.56       249.92
12/00         59.50              188.66        69.76
12/01         48.76              166.24        24.93


                 * $100 INVESTED ON 12/31/96 IN STOCK OR INDEX

                     INCLUDING REINVESTMENT OF DIVIDENDS.

                        FISCAL YEAR ENDING DECEMBER 31.

   This graph assumes that the value of investment in the Company's common stock and each index to be $100 on December 31, 1996 and that any and all dividends were reinvested. This graph compares the Company's cumulative total return with the S&P 500 Stock Index (a performance indicator of the overall stock market) and a peer group. The Company's peer group consists of Auspex Systems, Ciprico, Dot Hill Systems and MTI Tech. These companies are viewed as similar in size to the Company and represent its competitors in certain geographic areas and markets.

            PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2002, subject to ratification of such appointment by the stockholders. BDO Seidman, LLP was the Company's auditor for the years ended December 31, 1999, 2000 and 2001. Services provided to the Company by BDO Seidman, LLP in fiscal 2001 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, audits of benefit plans, services related to filings with the Securities and Exchange Commission, services in connection with the monitoring of compliance with the Company's codes of conduct for licensees and manufacturers and consultations on various tax, accounting, information services and business process matters.

   Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

   BDO Seidman, LLP charged $161,546 for its services in the 2001 fiscal year. The fees consisted of annual audit fees and fees for the quarterly financial statements which were $124,763, assistance on corporate income tax returns were $160, review of other SEC materials (including reviews on the registration statement materials) were $33,543 and out-of-pocket expenses were $3,080. The entire work done on the financial statements for the fiscal year 2001, was completed by BDO Seidman, LLP.

   The Company did not retain the independent auditors for any other services than those disclosed above, including any consultative services such as financial systems design and did not pay any fees other than those disclosed above. As such, the audit committee has considered, and believes that the payments of the fees described above, were in the ordinary course of business and are compatible with maintaining BDO Seidman's independence.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 TO RATIFY THE CHOICE OF BDO SEIDMAN, LLP, AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

   Any stockholder proposal intended to be presented at the Company's 2003 annual meeting of stockholders must be received at the executive offices of the Company not later than January 1, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Company's proxy statement described above, that the Company receives after January 1, 2003.

                                 OTHER MATTERS

   As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the annual meeting, in their best judgment.

                          STORAGE COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 7, 2002

To Our Shareholders:

     The 2002 Annual Meeting of Stockholders of Storage Computer Corporation will be held at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire (Route 3, Exit 8) on Friday, June 7, 2002, beginning at 9:00 a.m. local time. At the meeting, the holders of Common Stock of the Company will act on the matters stated on the reverse side.

     The undersigned hereby appoints Theodore J. Goodlander and Paul J. Ayoub, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Storage Computer Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournment or postponement thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STORAGE COMPUTER CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                       USING THE ENCLOSED REPLY ENVELOPE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

STORAGE COMPUTER CORPORATION

1.   Election of six directors, each for a term of one year;
     01) Theodore J. Goodlander, 02) Steve S. Chen, 03) Edward A. Gardner,
     04) Roger E. Gauld, 05) John Thonet and 06) Thomas A. Wooters.

            FOR ALL [ ]      WITHHOLD ALL [ ]      FOR ALL EXCEPT [ ]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


-----------------------


Vote On Proposal

2. Ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for 2002;

            For [ ]      Against [ ]      Abstain [ ]

3    Any other matters that properly come before the meeting.



If you wish to attend the Annual Meeting, please check the box to the right. [ ]


-------------------------  --------         --------------------------  -------
Signature                  Date             Signature                   Date
[PLEASE SIGN WITHIN BOX]                    [JOINT OWNERS]